EXHIBIT 99.1

DISTRIBUTION REPORT

FOR

PreferredPLUS TRUST SERIES FAR-1

DISTRIBUTION DATE

October 1, 2016

CUSIP NUMBER 740434659

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.55% Senior Debentures due 2028 issued by CoreLogic Inc. (the “Underlying Securities”):

Interest:	$1,698,750.00
Principal:	$0.00
Premium:	$0.00

(ii)	the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$0.00

(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Interest:	$1,698,750.00
Principal:	$45,000,000.00

Unpaid Interest Accrued:	$0.00

(iv)	the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

Principal Amount:	$45,000,000.00
Interest Rate:	7.55%
Rating:
Moody’s Investor Service	B1
Standard & Poor’s Rating Service	B+

(v)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

Initial Principal Balance:	$45,000,000.00
($25 Stated Amount)
Reduction:	$45,000,000.00
Principal Balance 10/01/16:	$0.00